Investor Presentation
January 2010

Jim Baumgardner
President and Chief Executive Officer
Steve Welling
Senior Vice President of Sales and Marketing
Jeff Feeler
Vice President and Chief Financial Officer

Safe Harbor
During the course of this presentation I will be making forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) that are based on management’s current expectations, beliefs and assumptions about the industry and markets in which we and our subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed and no assurance can be given that the Company will meet its 2009 earnings estimates, successfully execute its growth strategy, or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to our December 31, 2008 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. Participants should not place undue reliance on forward-looking statements, which reflect our views only as of today. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer, compliance with and changes to applicable laws and regulations, access to cost effective transportation services, access to insurance and other financial assurances, loss of key personnel, lawsuits, adverse economic conditions, government funding or competitive pressures, incidents that could limit or suspend specific operations, implementation of new technologies, our ability to perform under required contracts, our willingness or ability to pay dividends and our ability to integrate any potential acquisitions.

Business Overview
➢ Operate 4 Hazardous & Radioactive Waste Disposal Facilities
➢ Headquartered in Boise, Idaho (Nasdaq: ECOL)
 - 221 Employees
 - 9 Month Revenue $109 million
➢ Services to U.S. industry & government
 - “Base” Business: recurring waste streams
 - “Event” Business: Discrete clean-ups
➢ Transportation logistics including 234 company owned railcars
➢ In business since 1952

American Ecology Mission
Provide safe, secure & cost-effective hazardous and
radioactive materials management solutions to industry
& government while creating sustainable shareholder
value.

American Ecology Vision
➢ Cement our position as the premier hazardous & radioactive materials services provider in the diverse markets we serve
 - Be the best at what we do!
➢ Build on our strong relationships with customers & regulators by providing cost-effective, technically superior environmental management solutions.
➢ Empower and align employees to actively participate in our success.
➢ Generate sustainable increases in earnings per share and cash flow at rate faster than growth of the markets we operate in.

Investment Highlights
➢ Unique set of radioactive & hazardous services and assets
➢ Seasoned, committed Executive management team
➢ Strong cash flow business
 - Investment in infrastructure fueling organic growth
➢ Significant operating leverage once fixed costs covered
➢ Strong balance sheet with no debt
➢ Industry-leading return on invested capital: 15.2% ttm

Market Cap:  $ 312 million*
Recent Price:  $17.21*
52 Wk. Range: $13.56 - $21.21
Shares Out./Float: 18.2 / 15.5 million
Dividend/Yield: $0.72 / 4.2%
SG&A % of Revenue 9.3% **
Cash Position: $20.1 million**
Term Debt: -0-
Avail. line of credit: $11 million
Solid Financials
*at 1-5-2010   **at 9-30-2009

➢ Historically ~3.5M tons/year - Down in 2009 due to economy
 — Base Business: Recurring business from industrial base
 • Lower manufacturing output in 2009 producing lower
 waste volumes - Must take market share to grow
 — Event Business: Discrete ‘Clean-ups’
 • Private/discretionary clean-ups continue to be deferred &
 delayed - Uncertain when normal conditions will return
 • Government clean-ups moving forward but slower than
 anticipated
U.S. Disposal Market Overview

3 Commercial Nuclear Waste Sites in US
21 Hazardous Waste Sites in US & Canada
 « 5 sites: Waste Management
 « 7 sites: Clean Harbors
 « 6 sites: Others

Changes Expected to Benefit
Our Industry Long-term
➢ American Recovery & Reinvestment Act of 2009 (“Stimulus”):
 — $100 million extra to Army Corps FUSRAP Program
 — $800 million extra to EPA Superfund & underground storage tank programs
 — Main benefit expected in 2010 & 2011 - timing and impact
         difficult to predict
➢ Proposals to reinstate lapsed Superfund excise tax on industry
➢ FY 2010 EPA budget largest in agency’s history
 — Heightened enforcement should drive more mandated clean-ups
 • Timing & impact difficult to predict
➢ Private Sector Redevelopment of Brownfields

Growth Strategy Overview
➢ Strong safety culture & regulatory compliance
➢ Expand waste handling infrastructure including rail
➢ Modify facility permits to support entry into new markets, develop new services & attract new customers
➢ Maximize operating leverage inherent to business
➢ Aggressively manage cost structure
and
➢ Execute acquisitions consistent with Vision, Mission, and Core
 Competencies

Disciplined Dual Growth Strategy

Acquisition Approach
➢ Deals must be consistent with our Vision, Mission, Core
 Competencies & Strategy
 —  Think broadly, but act in a focused way
 —  Will the deal help us solve customer hazardous/radioactive waste problem or issue?
➢ Be disciplined. No deal is much better than a bad deal.
➢ Don’t overpay — Can never be ‘fixed’
➢ Don’t underestimate execution complexity. The hard part starts after the purchase.

 ➢ Remote desert site fed by rail specializes in
 high volumes
 - 5+ years of permitted capacity, but
 more unpermitted space for growth
 ➢ “Hybrid” site for low-activity radioactive
 and hazardous waste
 ➢ Long-term business from U.S. Army Corps
 of Engineers through ~ 2021
Premier U.S. Hazardous Waste Site
Grand View, Idaho

 ➢ Adding New Infrastructure and Disposal
 Space for Growth in 2010:
 — Adding expanded treatment and drum
           handling capacity
 — Constructing additional landfill cell
 — 10+ years of permitted capacity
Robstown, Texas
Serving the Gulf Coast Oil & Gas Market

Texas Thermal Recycling
 ➢ Recycles refinery tank bottoms,
 cracking catalyst & other oil
 bearing wastes
 —  Industrial reuse of catalyst
 —  Used Oil resold into market
 ➢ Key advantage: Internalize cost
 of by-product waste (ash &
 liquids)
 ➢ Building market share despite
 increased competition in 2009
 — Very Price Competitive

 ➢ New disposal area built in 2008
 - 10+ years of capacity
 ➢ New, state-of-the-art treatment
 building with high capacity drum
 handling capability
 ➢ Superb natural conditions for disposal
Beatty, Nevada
Great Desert Location Serving California Markets

➢Regulated monopoly for low-level
 radioactive waste in 8 western states
➢Naturally occurring radioactive material
 at free market pricing
Steady, Rate-Regulated Earnings
Richland, Washington

20

2010 Outlook
➢ We believe general economic weakness will persist in 2010 with slow improvement over the course of the year
 — Regional & industry pockets will improve before wide-spread recovery
➢ Continued pressure on pricing, especially on thermal services
➢ Forecast ‘Event’ clean-up projects will be slow to return
➢ Expect ‘Base’ business to improve slightly through the year as industrial production increases
➢ Anticipate Army Corps business to rebound due to specific
 project needs and stimulus spending
➢ Given economic outlook, treatment and disposal revenue from
 Honeywell will be hard to fully replace despite non-Honeywell growth
Focus on Growth in a Sustainable Way!